Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 25, 2008 (September 9, 2009 as to the effects of the disposition of the Broadband Access product line as described in Note 17 of the Notes to the Consolidated Financial Statements), relating to the consolidated financial statements and financial statement schedule of Conexant Systems, Inc. and subsidiaries included in the Current Report on Form 8-K of Conexant Systems, Inc. and subsidiaries dated September 9, 2009, and the effectiveness of Conexant Systems, Inc. and subsidiaries internal control over financial reporting, appearing in the Annual Report in Amendment No. 2 on Form 10-K/A of Conexant Systems, Inc. and subsidiaries for the year ended October 3, 2008, and to the reference to our firm under the caption “Experts” in the Registration Statement and related Prospectus of Conexant Systems, Inc. and subsidiaries incorporated by reference into this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California September 23, 2009